SCHEDULE E
ASSET PURCHASE AGREEMENT

THIS  AGREEMENT is dated for reference the 29th day of June, 2011.

BETWEEN:

KUNEKT CORPORATION, a corporation governed by the laws of the State of Nevada and having an office at Unit 1, 12/F International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

(“Kunekt”)

AND:

YA ZHU SILK, INC., a corporation governed by the laws of the State of Nevada and having an office at 112 North Curry Street, Carson City, Nevada, USA 89703

(“YaZhu”)

WHEREAS:

A.

On June 29, 2011, Kunekt, YaZhu, AMS-INT Asia Limited, Matt Li, Fengrui Yue, Beijing Yiyueqiji Science and Technology Development Ltd. Inc., Guangzhou Xinwei Communications Technology Ltd. Inc. and Mark Bruk entered into a Master Amending Agreement (the “Master Agreement”);

B.

Pursuant to the Master Agreement, Kunekt wishes to sell all of its assets (the “Assets”) to YaZhu in consideration of the issuance of 2,480,000 shares of common stock of YaZhu (each, a “YaZhu Share”) pursuant to the Master Agreement; and

C.

The sale of the Assets is subject to Kunekt obtaining approval from its shareholders for the sale of the Assets (“Shareholder Approval”).

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.

Sale of Assets

1.1

On the basis of the terms and conditions set out herein, Kunekt hereby sell and transfer the Assets to YaZhu and YaZhu hereby agrees to purchase and accept the Assets from Kunekt effective on the Closing Date (as defined herein).

1.2

The aggregate purchase price for the Assets is the issuance of 2,480,000 YaZhu Shares to Kunekt on the Closing Date (as defined herein).

1.3

The closing of the transaction contemplated by this Agreement shall take place at Hong Kong on the date that is the later of (i) five business days after Kunekt receive Shareholder Approval, or (ii) five business days after the date that AMS-INT Asia Limited, Beijing Yiyueqiji Science and Technology Development Ltd. Inc. and Guangzhou Xinwei Communications Technology Ltd. Inc. provide YaZhu with the information necessary and in the proper form to file a Current Report on Form 8-K that contains Form 10 information about YaZhu after the acquisition of AMS-INT Asia Limited, as required by Item 2.01(f) of Form 8-K, including the consolidated audited financial statements for AMS-INT Asia Limited, Beijing Yiyueqiji Science and Technology Development Ltd. Inc. and Guangzhou Xinwei Communications Technology Ltd. Inc., or (iii) such other date as the parties hereto mutually agree (the “Closing Date”).

1.4

On the Closing Date, Kunekt shall execute and deliver to YaZhu all such bills of sale, assignments, instruments of transfer, deeds, assurances, consents and other documents as shall be necessary to effectively transfer the Asset to YaZhu, free and clear of all pledges, liens, charges, security interests, leases, title retention agreements, mortgages, options, adverse claims or encumbrances of any kind or character whatsoever (an “Encumbrance”), or any contract to create any of the foregoing, unless such Encumbrance is permitted by YaZhu.

1.5

In addition to any other rights Kunekt might have under any other agreement, if the YaZhu Shares issued pursuant to this Agreement are not registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement, which is attached as Schedule “C” to the Master Agreement) within 240 days of the Closing Date, YaZhu shall execute and deliver to Kunekt all such bills of sale, assignments, instruments of transfer, deeds, assurances, consents and other documents as shall be necessary to effectively transfer the Asset to Kunekt, free and clear of all Encumbrances, or any contract to create an Encumbrance, unless such Encumbrance is permitted by Kunekt.

2.

Condition Precedent

2.1

The obligation of Kunekt to complete the transactions contemplated by this Agreement are subject to Kunekt receiving Shareholder Approval.

2.2

Kunekt shall use commercially reasonable efforts to obtain Shareholder Approval in a timely manner.

3.

Representations and Warranties

3.1

Kunekt represents and warrants to YaZhu that:

(a)

Kunekt is a company duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to enter into and perform its obligations under this Agreement;

(b)

Kunekt owns, possesses and has good marketable title to the Assets free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances and other claims;

(c)

the execution and delivery by Kunekt of this Agreement and the performance by Kunekt of its obligations hereunder, has been duly authorized by all necessary action on the part of Kunekt and no further authorization is or was necessary therefore, and does not and will not conflict with or result in a breach of its organizational documents, any law applicable to or binding on Kunekt, or any contractual restriction binding on or affecting Kunekt; and

(d)

this Agreement has been duly executed and delivered by Kunekt, and this Agreement constitutes legal, valid and binding obligations of Kunekt enforceable against it in accordance with its terms, subject only to:

(i)

any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and

(ii)

general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2

YaZhu warrants and represents to Kunekt that YaZhu has the authority to enter into this Agreement and to purchase the Assets in the manner contemplated by this Agreement.

4.

Arbitration

4.1

If any controversy, dispute, claim, question or difference arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the matter will be settled or resolved according to the arbitration provisions set forth in this Section 4.

4.2

Any matter in dispute hereunder will be determined by a single arbitrator to be appointed by the Parties.

4.3

Any Party may refer any such matter to arbitration by written notice to the other Parties and, within fifteen (15) Business Days after receipt of such notice, the Parties will agree on the appointment of an arbitrator. No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act.

4.4

If the Parties cannot agree on a single arbitrator as provided in Section 4.2, or if the person appointed is unwilling or unable to act, any Party may submit the matter to arbitration before a single arbitrator in accordance with the International Commercial Arbitration Act (British Columbia) (in this Section 4, the “Act”).

4.5

Except as specifically provided in this Section 4, an arbitration hereunder will be conducted in accordance with the Act. The arbitrator will fix a time and place in Vancouver, British Columbia for the purpose of hearing the evidence and representations of the Parties and he will preside over the arbitration and determine all questions of procedure not provided for under such Act or this .  After hearing any evidence and representations that the Parties may submit, the arbitrator will make an award and reduce the same to writing and deliver one copy thereof to each of the Parties.  The decision of the arbitrator will be made within forty-five (45) days after his appointment, subject to any reasonable delay due to unforeseen circumstances.  The expense of the arbitration will be paid as specified in the award.  The award of the single arbitrator will be final and binding upon each of the Parties.

5.

Miscellaneous

5.1

YaZhu acknowledges that:

(a)

this Agreement was prepared by Clark Wilson LLP for Kunekt;

(b)

Clark Wilson LLP received instructions from Kunekt and does not represent YaZhu;

(c)

YaZhu has been requested to obtain his own independent legal advice on this Agreement prior to signing this Agreement;

(d)

YaZhu has been given adequate time to obtain independent legal advice;

(e)

by signing this Agreement, YaZhu confirms that he fully understands this Agreement; and

(f)

by signing this Agreement without first obtaining independent legal advice, YaZhu waives his right to obtain independent legal advice.

5.2

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

5.3

Words imparting the singular number include the plural and vice-versa and words imparting gender include the masculine, feminine and gender neutral as the context requires.

5.4

If one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

5.5

Any additional covenants, conditions, or agreements set forth in writing and attached hereto whether at the commencement of the said term or at any subsequent time and signed by the parties hereto will be read and construed together with and will form part of this Agreement.

5.6

The Parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

5.7

Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of United States.

5.8

No amendment or waiver of any provision of this Agreement, nor any consent to any departure by the parties therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.9

Except as otherwise expressly provided herein, all notices, requests, demands, directions and communications by one party to the other shall be sent by facsimile or similar means or recorded communication or hand delivery, and shall be effective when hand delivered or, in the case of facsimile or similar means of recorded communication, when received.

5.10

No failure on the part of Kunekt or YaZhu to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5.11

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada and shall be treated in all respects as a Nevada contract. The parties hereby submit to the exclusive jurisdiction of the courts of competent jurisdiction of the State of Nevada in any proceedings hereunder.

5.12

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, and neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other, which consent may not be arbitrarily withheld.

5.13

Time shall be of the essence hereof.

5.14

This Agreement may be executed in counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

SIGNED, SEALED and DELIVERED by KUNEKT CORPORATION in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	KUNEKT CORPORATION Per: /s/ Mark Bruk MARK BRUK Authorized Signatory
SIGNED, SEALED and DELIVERED by YA ZHU SILK, INC. in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	YA ZHU SILK, INC. Per: /s/ Ya Zhu YA ZHU Authorized Signatory